Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-257671, No. 333-258432, No. 333-263716, No. 333-270663, 333-277546 and 333-285213 on Form S-8 of our reports dated February 24, 2026, relating to the financial statements of Xometry, Inc. and the effectiveness of Xometry, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

McLean,Virginia

February 24, 2026